                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 20, 2000
                                  -------------
                                 Date of Report
                             (Date of earliest event
                                    reported)


                      INTERNAP NETWORK SERVICES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Washington                 000-27265                     91-1896926
     ----------                 ---------                     ----------
  (State or other
  jurisdiction of            (Commission File                (IRS Employer
   incorporation)                  No.)                   Identification No.)


                            601 Union St., Suite 1000
                            Seattle, Washington 98101
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (206) 441-8800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                  Page 1 of 8
                            Exhibit Index on Page 8

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The undersigned Registrant hereby amends in the manner set forth below and in the pages attached hereto Item 7 and the exhibits of its Current Report on Form 8-K, filed on June 29, 2000, relating to the Registrant's acquisition of CO Space, Inc. on June 20, 2000 as described in such Current Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

See Exhibit 99.3 for the audited consolidated financial statements of CO Space, Inc.

(b) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information gives effect to the acquisition by InterNAP Network Services Corporation ("InterNAP") of CO Space, Inc. ("CO Space"). This transaction has been accounted for as a purchase. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of InterNAP and CO Space and has been prepared to reflect the acquisition by InterNAP of CO Space as if the transaction had occured on March 31, 2000. The unaudited pro forma combined condensed statements of operations are based on the individual historical statements of operations of InterNAP and CO Space, and combine the results of operations of InterNAP and CO Space for the three months ended March 31, 2000 and the year ended December 31, 1999 as if the acquisition occurred on January 1, 2000 and 1999, respectively.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of InterNAP. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of InterNAP's and CO Space's operations. The costs related to restructuring and integration have not yet been determined and InterNAP expects to charge these costs to operations or adjust the purchase price as appropriate under accounting principles generally accepted in the United States. These additional costs could be material.

The historical financial information has been derived from the respective historical financial statements of InterNAP and CO Space and should be read in conjunction with those financial statements.

             Unaudited Pro Forma Combined Condensed Balance Sheet
                              at March 31, 2000
                                (in thousands)

                                                                                     Pro Forma            Pro Forma
                                                            InterNAP    CO Space    Adjustments            Combined
                                                           ---------    ---------   -----------           ---------
ASSETS
Current assets:
  Cash and cash equivalents..........................      $  64,996    $  11,006     $    (200)(A)       $  75,802
  Short-term investments and investment income
    receivable.......................................        104,552                                        104,552
  Accounts receivable, net...........................          6,333            8                             6,341
  Prepaid expenses and other assets..................            456          227                               683
                                                           ---------    ---------   -----------           ---------
        Total current assets.........................        176,337       11,241          (200)            187,378
Property and equipment, net...........................        37,776       17,440                            55,216
Patents and trademarks, net...........................           157                                            157
Investments...........................................        17,987                                         17,987
Intangible assets, net................................                                  253,206 (A)         253,206
Deposits and other assets, net........................         1,281        1,417                             2,698
                                                           ---------    ---------   -----------           ---------
         Total assets.................................     $ 233,538    $  30,098     $ 253,006           $ 516,642
                                                           =========    =========   ===========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued liabilities............     $  10,120    $   5,262     $  16,358 (A),(B)   $  31,740
  Deferred revenue....................................           217          550                               767
  Notes payable, current portion......................         1,188          472                             1,660
  Line of credit......................................         1,525                                          1,525
  Capital Lease obligations, current portion..........         8,310          212                             8,522
                                                           ---------    ---------   -----------           ---------
         Total current liabilities....................        21,360        6,496        16,358              44,214
Deferred revenue......................................                        800                               800
Notes payable, less current portion...................         3,049        1,248                             4,297
Capital lease obligations, less current portion.......        13,880          219                            14,099
                                                           ---------    ---------   -----------           ---------
         Total liabilities............................        38,289        8,763        16,358              63,410
                                                           ---------    ---------   -----------           ---------
Redeemable, convertible preferred stock...............                     33,028       (33,028)(D)
                                                           ---------    ---------   -----------           ---------
Commitments and contingencies
Stockholder's equity (deficit)
  Common stock........................................           134           50           (50)(C)             141
                                                                                              7
  Additional paid-in capital..........................       289,534       11,134       (11,134)(D)         548,276
                                                                                        258,742 (C)
  Full recourse notes receivable......................                       (766)                             (766)
  Deferred stock compensation.........................       (14,154)     (10,750)       10,750 (D)         (14,154)
  Accumulated deficit.................................       (80,081)     (11,361)       11,361 (D)         (80,081)
  Accumulated comprehensive loss......................          (184)                                          (184)
                                                           ---------    ---------   -----------           ---------
         Total shareholders' equity (deficit).........       195,249      (11,693)      269,676             453,232
                                                           ---------    ---------   -----------           ---------
         Total liabilities and shareholders' equity
           (deficit)..................................     $ 233,538    $  30,098     $ 253,006           $ 516,642
                                                           =========    =========   ===========           =========

See accompanying notes to the unaudited pro forma combined condensed financial information

           Unaudited Pro Forma Combined Condensed Income Statement
                                (in thousands)

                                       Three Months ended March 31, 2000                Twelve Months ended December 31, 1999
                                ------------------------------------------------   ------------------------------------------------
                                             CO       Pro Forma        Pro Forma                CO       Pro Forma        Pro Forma
                                InterNAP    Space    Adjustments       Combined    InterNAP   Space     Adjustments       Combined
                                --------   -------   -----------       ---------   --------   -------   -----------       ---------
Revenues......................  $  8,891   $   209                     $   9,100   $ 12,520   $   258    $                $  12,778
                                --------   -------   -----------       ---------   --------   -------   -----------       ---------
Costs and expenses
  Cost of network and
    customer support..........    15,326     2,557                        17,883     27,412     2,706                        30,118
  Product development.........     1,578                                   1,578      3,919                                   3,919
  Sales and marketing.........     7,689       852                         8,541     17,523       488                        18,011
  General and
    administrative............     4,388     1,694                         6,082      8,328     2,970                        11,298
  Amortization of deferred
    stock compensation........     3,074       529                         3,603      7,569        89                         7,658
  Amortization of
    intangibles...............                        $  21,101 (A)       21,101                         $   84,402 (A)      84,402
                                --------   -------   -----------       ---------   --------   -------   -----------       ---------
      Total operating cost
        and expenses..........    32,055     5,632       21,101           58,788     64,751     6,253        84,402         155,406
                                --------   -------   -----------       ---------   --------   -------   -----------       ---------
Loss from operations..........   (23,164)   (5,423)     (21,101)         (49,688)   (52,231)   (5,995)      (84,402)       (142,628)
Other income (expense)
  Interest income.............     2,926       104                         3,030      3,388        38                         3,426
  Interest and
    financing expense........       (385)                                   (385)    (1,074)                                 (1,074)
                                --------   -------   -----------       ---------   --------   -------   -----------       ---------
      Net loss...............   $(20,623)  $(5,319)   $ (21,101)        $(47,043)  $(49,917)  $(5,957)   $  (84,402)      $(140,276)
                                ========   =======   ===========       =========   ========   =======   ===========       =========

Basic and diluted net
  loss per share.............   $  (0.16)                               $  (0.34)  $  (1.31)                              $   (3.13)
                                ========                                =========  ========                               =========
Weighted average shares
  used in computing
  basic and diluted net
  loss per share.............    132,526                  6,881 (E)      139,407     37,994                   6,881 (E)      44,875
                                ========             ===========       =========   ========             ===========       =========

See accompanying notes to the unaudited pro forma combined condensed financial information

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

The unaudited pro forma balance sheet as of March 31, 2000 has been prepared based upon the historical financial statements of InterNAP and CO Space as if the transaction had occurred on March 31, 2000. The unaudited pro forma combined condensed statements of operations are based on the individual statements of operations of InterNAP and CO Space and combine the results of operations of InterNAP and CO Space for the three months ended March 31, 2000 and the year ended December 31, 1999 as if the acquisition occurred on January 1, 2000 and 1999, respectively.

Pursuant to the merger agreement, upon completion of the merger, InterNAP issued 6,881,005 shares of its common stock and paid $200,000 in cash in exchange for all outstanding shares of CO Space capital stock based on the exchange ratio as set forth in the merger agreement. Additionally, options and warrants for purchase of CO Space common stock converted to options and warrants to purchase InterNAP common stock based on the exchange ratio as set forth in the merger agreement. The exchange ratio is dependent upon the average closing price of InterNAP common stock during the ten trading days ending on the second trading day immediately preceding the closing date of the merger. The exchange ratio becomes fixed, however, if the average closing price is greater than $34.02675 or less than $27.72550. The exchange ratio was calculated to be 0.24488 based upon the merger agreement.

PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(A) InterNAP estimates the purchase price for CO Space to be approximately $275.3 million based on the consideration to be paid to CO Space shareholders including common stock issued, assumption of options and warrants, plus acquisition related expenses incurred. For purposes of estimating the value of the purchase consideration for the pro forma presentation, the value of the InterNAP common stock to be issued was based on the closing price of InterNAP's common stock on June 16, 2000, the date the total number of shares to be issued was determined per the merger agreement, multiplied by the InterNAP shares to be issued based upon the exchange ratio set forth in the merger agreement. The fair value of options and warrants to be assumed was estimated using the Black Scholes valuation model. InterNAP is currently in the process of finalizing its assessment of the fair value of the net assets acquired. For purposes of the preparation of the pro form combined condensed financial information, InterNAP has allocated $21.3 million of the purchase price to tangible assets acquired and liabilities assumed based on the book value as of March 31, 2000. The remainder has been allocated to intangible assets which include: completed real estate leases, customer relationships, workforce in place, trademarks and goodwill. Based on an estimated useful life of three years for such intangible assets, the unaudited pro forma combined condensed financial information includes adjustments of $21.1 million and $84.4 million for amortization expense for the three months ended March 31, 2000 and year ended December 31, 1999, respectively. The allocation of the purchase price to tangible and intangible assets, as well as the related amortization expense may change materially as a result of the completion of InterNAP's evaluation of the fair value or the net assets acquired and changes in purchase consideration.

(B)   Increase in accrued expenses for estimated acquisition related expenses.

(C) Increase in shareholders' equity for the issuance of shares of InterNAP common stock issued at the completion of the acquisition of CO Space.

(D)   Elimination of CO Space equity and redeemable preferred stock accounts.

(E) The unaudited pro forma combined per share amounts are based on the pro forma combined weighted average number of shares of InterNAP common stock, which equals InterNAP's weighted average number of shares of InterNAP common stock outstanding for the period plus shares of InterNAP common stock that are expected to be issued at the completion of the acquisition of CO Space. All potential common stock equivalents of InterNAP and CO Space have been excluded from the calculation of pro forma net loss from operations per common share as their inclusion would be anti-dilutive.

(c)  EXHIBITS

The following exhibits are filed as part of this report:


Exhibit
Number        Description
-------       -----------
  2.1*        Agreement and Plan of Merger and Reorganization,
              dated as of May 26, 2000, by and among Registrant,
              Cowboy Acquisition Corp., a Delaware corporation, and
              CO Space, Inc., a Delaware corporation (without
              disclosure schedules).

  2.2*        Amendment No. 1 to Agreement and Plan of Merger and
              Reorganization, dated as of June 12, 2000, by and among Registrant, Cowboy Acquisition Corp., a
              Delaware corporation, and CO Space, Inc., a Delaware corporation (without exhibits).

  4.1*        Form of Registration Rights Agreement by and among
              Registrant, stockholders of CO Space, Inc., a
              Delaware corporation, and CO Space Stockholders'
              Agent LLC, a Delaware limited liability company.

 99.1* Press Release entitled "InterNAP Announces Agreement to Purchase CO Space," issued May 30, 2000.

 99.2*        Press Release entitled "InterNAP Completes
              Acquisition of CO Space," issued June 20, 2000.

 99.3         CO Space, Inc. Consolidated Financial Statements (Audited).

---------------
* - Previously filed.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERNAP NETWORK SERVICES
                                       CORPORATION


Dated:  September 5, 2000              By:  /s/ Paul E. McBride
        ------------------                ------------------------
                                       Paul E. McBride
                                       Senior Vice President and
                                       Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit
Number        Description
-------       -----------

  2.1* Agreement and Plan of Merger and Reorganization, dated as of May 26, 2000, by and among Registrant, Cowboy Acquisition Corp., a Delaware corporation, and
              CO Space, Inc., a Delaware corporation (without disclosure schedules).

  2.2*        Amendment No. 1 to Agreement and Plan of Merger and
              Reorganization, dated as of June 12, 2000, by and among Registrant, Cowboy Acquisition Corp., a
              Delaware corporation, and CO Space, Inc., a Delaware corporation (without exhibits).

  4.1*        Form of Registration Rights Agreement by and among
              Registrant, stockholders of CO Space, Inc., a
              Delaware corporation, and CO Space Stockholders'
              Agent LLC, a Delaware limited liability company.

 99.1* Press Release entitled "InterNAP Announces Agreement to Purchase CO Space," issued May 30, 2000.

 99.2*        Press Release entitled "InterNAP Completes
              Acquisition of CO Space," issued June 20, 2000.

 99.3         CO Space, Inc. Consolidated Financial Statements (Audited).

---------------
* - Previously filed.